UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒ Filed by a party other than the registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

CORPAY, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25 (b) per Exchange Act Rules 14a-6 (i) (1) and 0-11.

SUPPLEMENT TO PROXY STATEMENT
RELATING TO 2025 ANNUAL MEETING OF SHAREHOLDERS
This supplement should be read together with the Corpay, Inc. (“Corpay”) Proxy Statement, filed with the
Securities and Exchange Commission on April 30, 2025, in connection with Corpay’s 2025 Annual
Meeting of Shareholders (the “Annual Meeting”) to be held at 3280 Peachtree Road, Suite 2400, Atlanta,
GA 30305, on June 11, 2025, at 10:00 a.m., Eastern Daylight Time.
The purpose of this filing is solely to identify the name of the shareholder proponent relating to the shareholder proposal intended to be presented at the Annual Meeting: Proposal 4: Shareholder proposal regarding an independent Board chair requirement. Except as described herein, this supplement does not modify, amend, supplement, or otherwise affect the Proxy Statement or the accompanying proxy card.
This shareholder proposal was submitted by John Chevedden, whose address and share ownership will be furnished promptly by Corpay upon receipt of an oral or written request.
We invite you to read the full text of the shareholder proposal and our opposition statement at the link below on pages 72-73 of our Proxy Statement:
https://www.sec.gov/ix?doc=/Archives/edgar/data/0001175454/000162828025021131/
cpay-20250430.htm
The Board of Directors believes that Proposal 4 is not in the best interests of Corpay and its shareholders and unanimously recommends that you vote “AGAINST” Proposal 4.